Exhibit a(v) under Form N-1A

                                           Exhibit 3(i) under Item 601/ Reg. S-K



                    FEDERATED MUNICIPAL SECURITIES INCOME TRUST

                                 Amendment No. 22

                              DECLARATION OF TRUST

                             As dated August 6, 1990

     Effective January 1, 2005, this Declaration of Trust is amended as follows:

     Strike the first paragraph of Section 5 of Article III from the Declaration of Trust and substitute in its place the following:

      "Section 5. Establishment and Designation of Series or Class. Without limiting the authority of the Trustees set forth in Article XII, Section 8, inter alia, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the Series and Classes of the Trust are established and designated as:

                    Federated California Municipal Income Fund
                                  Class A Shares
                                  Class B Shares
                  Federated Michigan Intermediate Municipal Trust
                                  Class A Shares
                     Federated New York Municipal Income Fund
                                  Class A Shares
                                  Class B Shares
                  Federated North Carolina Municipal Income Fund
                                  Class A Shares
                       Federated Ohio Municipal Income Fund
                                  Class F Shares
                   Federated Pennsylvania Municipal Income Fund
                                  Class A Shares
                                  Class B Shares
                      Federated Vermont Municipal Income Fund
                                  Class A Shares"

     The undersigned hereby certify that the above stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees at a meeting on the 18th day of November, 2004.

     WITNESS the due execution hereof this 18th day of November, 2004.


/s/ John F. Donahue                 /s/ Lawrence D. Ellis, M.D.
------------------------------      ------------------------------
John F. Donahue                     Lawrence D. Ellis, M.D.

/s/ Thomas G. Bigley                /s/ Peter E. Madden
------------------------------      ------------------------------
Thomas G. Bigley                    Peter E. Madden

/s/ John T. Conroy, Jr.
------------------------------      ------------------------------
John T. Conroy, Jr.                 Charles F. Mansfield, Jr.

/s/ Nicholas P. Constantakis        /s/ John E. Murray, Jr.
------------------------------      ------------------------------
Nicholas P. Constantakis            John E. Murray, Jr.

/s/ John F. Cunningham              /s/ Marjorie P. Smuts
------------------------------      ------------------------------
John F. Cunningham                  Marjorie P. Smuts

/s/ J. Christopher Donahue          /s/ John S. Walsh
------------------------------      ------------------------------
J. Christopher Donahue              John S. Walsh